Exhitbit 10.9

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of December 27, 2013, by and between NorthStar Healthcare Income Operating Partnership, LP, a Delaware limited partnership having an address c/o NorthStar Realty Healthcare, 2 Bethesda Metro Center, Suite 1300, Bethesda, Maryland 20814 (“NorthStar Reimbursement Party”), David Freshwater, an individual (“DF Guarantor”), The Diana and David Freshwater Living Trust U/D/T dated January 20, 2004 (“DF Trust Guarantor”), David Barnes, an individual (“DB Guarantor”), and The Barnes Family Revocable Trust U/D/T dated November 15, 2007 (“DB Trust Guarantor”, and together with DF Guarantor, DF Trust Guarantor, and DB Guarantor “TFG Guarantor”), each having an address c/o The Freshwater Group, Inc., 2020 West Rudasill Road, Tucson, Arizona 85704.

W I T N E S S E T H

WHEREAS, TFG Guarantor, directly or indirectly, owns a limited liability company interest in Watermark Aqua Investments, LLC, a Delaware limited liability company (“TFG Member”);

WHEREAS, NorthStar Reimbursement Party, directly or indirectly, owns a limited liability company interest in Aqua Property NT-HCI, LLC, a Delaware limited liability company (“NorthStar Member”);

WHEREAS, each of TFG Member and NorthStar Member directly owns a limited liability company interest in Watermark Aqua Owner, LLC, a Delaware limited liability company (the “Company”) and each is a party to that certain Limited Liability Company Agreement of the Company, dated as of the date hereof (as it may be amended or restated from time to time, the “LLC Agreement”);

WHEREAS, the Company directly or indirectly owns 100% of the membership interests in subsidiaries which wholly own the Properties (the “Property Owners”);

WHEREAS, pursuant to Section 12.02 of the LLC Agreement, TFG Member and NorthStar Member have agreed to cause TFG Guarantor and NorthStar Reimbursement Party, respectively, to share liability under certain guaranties and indemnities made in favor of lenders (collectively, “Lender”) providing financing that is secured directly or indirectly by one or more Properties (the “Loan”);

WHEREAS, (a) TFG Guarantor, as an owner of an interest in TFG Member, will derive substantial benefit from the Loan and (b) NorthStar Reimbursement Party, as an owner of an interest in NorthStar Member, will derive substantial benefit from the Loan;

WHEREAS, in connection with the consummation of the Loan, (a) as of the date of execution of this Agreement, TFG Guarantor has entered into the recourse documents listed on Exhibit A attached hereto, and (b) after the date of execution of this Agreement, TFG Guarantor may enter into additional recourse documents, in either case guaranteeing certain obligations of the Company, the Property Owners, or the Property Owners’ direct or indirect owners (as such documents may be amended from time to time in accordance with the terms of this Agreement, each, a “Guaranty”, and collectively, the “Guaranties”); and

WHEREAS, except as otherwise herein provided, TFG Guarantor and NorthStar Reimbursement Party desire to assure that at all times amounts paid by the parties under the Guaranties reflect the allocation of the underlying liabilities between TFG Member, on the one hand, and NorthStar Member, on the other hand, under the LLC Agreement in accordance with their respective Percentage Interests.

NOW, THEREFORE, in consideration of the execution and delivery of the Guaranties, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Payment of Amounts under the Guaranties.

(a)          Subject to the terms of the balance of this Section 1, if TFG Guarantor pays any amount owed under a Guaranty (a “Guaranty Payment”) to the guaranteed or indemnified party under such Guaranty (“Guarantied Party”), then, except as set forth in Sections 1(b) and 1(c), NorthStar Reimbursement Party shall, within fifteen (15) days after demand therefor, which such demand shall be accompanied by evidence of amounts paid by TFG Guarantor under such Guaranty, reimburse to TFG Guarantor a percentage of such Guaranty Payment equal to NorthStar Member’s Percentage Interest in the Company and the provisions of Section 2 shall apply.

(b)          Notwithstanding anything to the contrary contained in this Agreement, no payment shall be required to be made by NorthStar Reimbursement Party under Section 1(a) with respect to any Guaranty Payment to the extent such liability is caused by or otherwise attributable to actions or wrongful omissions of TFG Guarantor, TFG Member or any of their Affiliates (the “TFG Parties”), including, without limitation (i) any default under a Guaranty that is personal to the TFG Parties (such as a default under net worth or liquidity covenants of the TFG Parties), or (ii) the fraud, gross negligence or willful misconduct of, or material breach under the LLC Agreement, a Guaranty, or under the applicable loan documents by a TFG Party, unless NorthStar Member, NorthStar Reimbursement Party or any of their Affiliates (the “NorthStar Parties”) specifically and in writing approved or authorized such action or omission giving rise to liability (the events or circumstances described above are collectively referred to herein as “TFG Guarantor Sole Liability Acts”). Guaranty Payments arising from the TFG Guarantor Sole Liability Acts shall be paid solely by the TFG Guarantor without any right of reimbursement or compensation from the NorthStar Parties by means of a right of subrogation, indemnification, or otherwise, and without any Capital Account credit accorded TFG Member on account of any such Guaranty Payment and without such Guaranty Payment constituting a Capital Contribution. Notwithstanding anything contained in this Section 1 to the contrary, no TFG Party shall be deemed to have caused any event or circumstance giving rise to a Guaranty Payment under any Guaranty solely by reason of (A) the mere existence of environmental liability at the Property or (B) in the case of any Guaranty Payment for so-called “loss” or “indemnity” recourse liability items (as opposed to so-called full “springing recourse” items), the fact that such Guaranty Payment was caused by the an action or omission of a Property level employee of any Manager that is an Affiliate of the TFG Member if the hiring and supervision of

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such employee by the TFG Parties did not constitute gross negligence or willful misconduct (it being understood, however, that the foregoing shall not limit the responsibility of TFG Guarantor hereunder for events and circumstances that are caused by or are otherwise attributable to a TFG Guarantor Sole Liability Act not caused by an employee pursuant to the provision above).

(c)          Notwithstanding anything to the contrary contained in this Agreement, NorthStar Reimbursement Party shall reimburse TFG Guarantor in full for any Guaranty Payment made by TFG Guarantor to the extent such liability is caused by or otherwise attributable to actions or wrongful omissions of the NorthStar Parties, including, without limitation (i) a default under a Guaranty that is personal to a NorthStar Party such as a default under net worth or liquidity covenants of the NorthStar Parties, or (ii) the fraud, gross negligence or willful misconduct of, or material breach under the LLC Agreement or under the applicable loan documents by a NorthStar Party, unless a TFG Party specifically and in writing approved or authorized such action or omission giving rise to liability (the events or circumstances described above are collectively referred to herein as “NorthStar Reimbursement Party Sole Liability Acts”). Guaranty Payments arising from NorthStar Reimbursement Party Sole Liability Acts shall be paid solely by the NorthStar Reimbursement Party and/or its Affiliates without any right of reimbursement or compensation from any TFG Party by means of a right of subrogation, indemnification, or otherwise, and without any Capital Account credit accorded NorthStar Member on account of any such Guaranty Payment and without such Guaranty Payment constituting a Capital Contribution. Notwithstanding anything contained in this Section 1 to the contrary, no NorthStar Party shall be deemed to have caused any event or circumstance giving rise to a Guaranty Payment under any Guaranty solely by reason of (A) the mere existence of environmental liability at the Property or (B) the fact that the NorthStar Member has been vested with the power and authority described in Section 7.01(a) of the LLC Agreement or solely by reason of the performance by the NorthStar Member of its obligations pursuant to Section 7.01(a) thereunder (it being understood, however, that the foregoing shall not limit the responsibility of NorthStar Reimbursement Party hereunder for events and circumstances that are caused by or are otherwise attributable to a NorthStar Reimbursement Party Sole Liability Act).

(d)          TFG Guarantor shall provide NorthStar Reimbursement Party notice of any action or proceeding brought by TFG Guarantor or any Affiliate contesting the validity of any Guaranty, but failure to deliver any such notice shall not affect the liabilities or obligations of the parties hereunder.

2.          TFG/NorthStar Proportionate Guaranty Amounts.   The following provisions shall apply in respect of any Guaranty Payments to which the provisions of Section 1(a) apply (and not such Guaranty Payments caused or otherwise attributable to TFG Guarantor Sole Liability Acts or NorthStar Reimbursement Party Sole Liability Acts) (“TFG/NorthStar Proportionate Guaranty Amounts”):

(a)          Upon payment by NorthStar Reimbursement Party of amounts due in respect of TFG/NorthStar Proportionate Guaranty Amounts, the payments made by or on behalf of TFG Guarantor and NorthStar Reimbursement Party shall be deemed Capital Contributions under the LLC Agreement by each of TFG Guarantor’s and NorthStar Reimbursement Party’s affiliated Members equal to their respective shares of such Guaranty Payment.

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(b)          If NorthStar Reimbursement Party shall fail to make any payment due in respect of TFG/NorthStar Proportionate Guaranty Amounts in full within fifteen (15) days after demand therefor, then (A) TFG Member shall be deemed a Contributing Member with respect to the Guaranty Payment made by it under the Guaranty, and (B) NorthStar Member shall be deemed a Non-Contributing Member in respect of the payments failed to be made by it in respect of the TFG/NorthStar Proportionate Guaranty Amount, and the provisions of Section 5.02(c) of the LLC Agreement shall apply in respect thereof.

(c)          If NorthStar Reimbursement Party makes a payment to TFG Guarantor in satisfaction of a claim for failure to fund its portion of TFG/NorthStar Proportionate Guaranty Amounts, (i) if the TFG Member is deemed to have made a Priority Contribution resulting from the failure of the NorthStar Reimbursement Party to fund, such payment shall be deemed applied in reduction of the Priority Contribution made by TFG Member in respect thereof (A) first, in respect of accrued and unpaid return on such Priority Contribution as provided in Section 5.02(c)(iv) of the LLC Agreement, until all accrued and unpaid return is paid in full, and (B) second, as a repayment of all unreturned principal of such Priority Contribution, until all unreturned principal is paid in full, and (ii) if the TFG Member is deemed to have made an additional Capital Contribution resulting from the failure of the NorthStar Reimbursement Party to fund, such payment shall be deemed to reduce the amount of such additional Capital Contribution (and the corresponding modification to the Percentage Interests of the Members on a proportionate basis with respect to the initial modification of the Percentage Interests of the Members compared to the amount of the deemed additional Capital Contribution).

3.          Payments for NorthStar Reimbursement Party Sole Liability Acts.   If NorthStar Reimbursement Party makes a payment under this Agreement to TFG Guarantor in satisfaction of a claim for failure to fund a Guaranty Payment caused by or otherwise attributable to an NorthStar Reimbursement Party Sole Liability Act, such payment shall be deemed solely a reimbursement to the TFG Guarantor in connection therewith, and neither the Guaranty Payment made by TFG Guarantor nor the reimbursement of such Guaranty Payment by the NorthStar Reimbursement Party shall be deemed Capital Contributions or be subject to the provisions of Section 5.02(c) of the LLC Agreement as provided in Section 2(b) and (c) above.

4.          Obligations Unconditional.    (a)    NorthStar Reimbursement Party’s obligations under this Agreement shall be paid and complied with strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guaranties or affecting any of the rights of either TFG Guarantor or NorthStar Reimbursement Party with respect thereto. To the fullest extent permitted by applicable law, the liability of NorthStar Reimbursement Party hereunder shall not be impaired, abated, deferred, diminished, modified, released, terminated or discharged, in whole or in part, or otherwise affected, by any event, condition, occurrence, circumstance, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, NorthStar Reimbursement Party, including, without limitation:

(i)          any amendment, modification or extension of any of the Guaranties or any of the other documents evidencing or securing the Loan made with NorthStar Reimbursement Party’s consent; it being understood that no party hereto shall modify or amend, or waive any provision of, the Guaranties without the prior consent of

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NorthStar Reimbursement Party, which consent shall not be unreasonably withheld, conditioned or delayed if such modification, amendment or waiver shall not impose greater liability on NorthStar Reimbursement Party;

(ii)         any extensions of time for performance, whether in whole or in part, of any obligation given prior to or after default under any of the Guaranties;

(iii)        any foreclosure, conveyance (by deed-in-lieu of foreclosure or otherwise), assignment, exchange, surrender or release, in whole or in part, of any collateral which may be held by a Guarantied Party at any time for or under any of the Guaranties;

(iv)        any other guaranty, indemnity or other agreement now or hereafter executed by TFG Guarantor, NorthStar Reimbursement Party, or any other person and any payment thereunder;

(v)         any waiver of or assertion or enforcement or failure or refusal to assert or enforce, in whole or in part, any payment of any obligation, claim, cause of action, right or remedy which a Guarantied Party may, at any time, have under any Guaranty or with respect to any guaranty or any collateral which may be held by a Guarantied Party at any time for or with respect to the Guaranties or with respect to TFG Guarantor or NorthStar Reimbursement Party;

(vi)        subject to Section 4(a)(i) above, any act or thing or omission or delay to do any act or thing which may in any manner or to any extent vary the risk of TFG Guarantor or NorthStar Reimbursement Party or which would otherwise operate as a discharge of TFG Guarantor or NorthStar Reimbursement Party as a matter of law;

(vii)       the release of any indemnitor or guarantor for the payment of any obligation, whether by operation of law or otherwise (except by reason of the payment in full of such party’s obligations under this Agreement);

(viii)      the failure to give NorthStar Reimbursement Party any notice whatsoever except as expressly provided under this Agreement or the LLC Agreement;

(ix)         any right, power or privilege that a Guarantied Party may now or hereafter have against TFG Guarantor or any other person, entity or collateral;

(x)          any assignment, conveyance, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise) of all or any part of a Guarantied Party’s interests in or rights under the Guaranties;

(xi)         any assignment, conveyance, merger or other transfer, voluntary or involuntary (whether by operation or law or otherwise) of all or part of the interest or rights of TFG Guarantor or NorthStar Reimbursement Party or their affiliates under the Guaranties or the LLC Agreement;

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(xii)        exculpatory provisions, if any, in any of the Guaranties limiting, waiving or releasing recourse against any person;

(xiii)       any accuracy or inaccuracy of any representations or warranties made by any person in any Guaranties or the LLC Agreement; or

(xiv)      any recovery by a Guarantied Party as a result of the exercise of a Guarantied Party’s rights or remedies under any of the Guaranties,

it being the intent of TFG Guarantor and NorthStar Reimbursement Party that the obligations and liabilities of NorthStar Reimbursement Party hereunder are absolute and unconditional under any and all circumstances and that until the obligations of NorthStar Reimbursement Party are fully and finally performed, the obligations and liabilities of NorthStar Reimbursement Party hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Agreement, be deemed a legal or equitable discharge or release of NorthStar Reimbursement Party.

(b)          This Agreement is separate, distinct and in addition to any liability or obligations that NorthStar Reimbursement Party may have under any other document to TFG Guarantor, and no other document shall act to reduce or set-off any liability of NorthStar Reimbursement Party hereunder; provided, that (i) any Capital Contribution made by NorthStar Member to allow the Company to make a payment with respect to any obligation guaranteed by TFG Guarantor and NorthStar Reimbursement Party under the Guaranties (to the extent such payment is made or such amount is provided to the TFG Guarantor and, in each case, which shall be treated for purposes of this Agreement as a direct Guaranty Payment by NorthStar Reimbursement Party), and (ii) any amounts applied under Section 5.02(c) of the LLC Agreement to the repayment of amounts arising with respect to obligations of NorthStar Reimbursement Party under Section 2 of this Agreement (to the extent such amounts are provided to the TFG Guarantor), shall each act to reduce and set-off the liability of NorthStar Reimbursement Party hereunder therefor. For the avoidance of doubt, subject to the preceding sentence, TFG Guarantor and TFG Member may exercise both the rights and remedies set forth in (i) this Agreement and in (ii) Section 5.02(c) of the LLC Agreement in respect of any Guaranty Payment made by TFG Guarantor hereunder, other than in respect of any Guaranty Payment made with respect to TFG Guarantor Sole Liability Acts, in excess of TFG Guarantor’s Percentage Interest, provided, however, that in connection with the foregoing, in no event shall TFG Guarantor or TFG Member be permitted to collect from NorthStar Reimbursement Party or NorthStar Member, as applicable, amounts under both this Agreement and the LLC Agreement that would constitute duplicative remedies.

(c)          Neither NorthStar Reimbursement Party’s obligation to make payment in accordance with this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner by any impairment, modification, change, release, limitation or stay of the liability of NorthStar Reimbursement Party or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the U.S. Bankruptcy Code or any bankruptcy, insolvency or similar laws of any foreign jurisdiction or other statute or from the decision of any court interpreting any of the same, and NorthStar Reimbursement Party shall be obligated under this Agreement as if

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no such impairment, stay, modification, change, release or limitation had occurred. If any Guarantied Party or TFG Guarantor shall be obligated by reason of any bankruptcy, insolvency or other legal proceeding to pay or repay to NorthStar Reimbursement Party, or to any trustee, receiver or other representative, any amounts previously paid, this Agreement shall be continued or reinstated to take into account the amount of such payment or repayment.

5.          Waiver.   NorthStar Reimbursement Party hereby waives (a) presentment, demand, protest, notice of protest, notice of dishonor and notice of non-payment, non-performance or non-observance, (b) the right to require any party to proceed against any collateral or other security now or hereafter held by such party or to pursue any other remedy available to such party, (c) the benefit of or right to assert any statute of limitations affecting liability hereunder or the enforcement thereof to the extent permitted by law, and (d) any defense which may arise by reason of (i) the incapacity, lack of authority, death or disability of, or revocation hereof by, any person or persons, (ii) the failure of any party to file or enforce any claim against the estate (in probate, bankruptcy or any other proceedings) of NorthStar Reimbursement Party or any other person or persons or (iii) the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of NorthStar Reimbursement Party against any other person, or against any security resulting from the exercise or election of any remedy or remedies.

6.          Remedies Cumulative.    Except as set forth in Section 4(b), all rights and remedies afforded to a party by reason of this Agreement are separate and cumulative remedies, and shall be in addition to all other rights and remedies existing at law or in equity or otherwise, including, without limitation, the rights and remedies set forth in Section 5.02(c) of the LLC Agreement. No one of such remedies, whether or not exercised by a party, shall be deemed to exclude the exercise of any other remedy or remedies available, and the exercise or non-exercise thereof shall in no way limit or prejudice any other legal or equitable remedies which a party may have.

7.          Defined Terms.    Capitalized terms used herein but not defined shall have the respective meanings given to such terms in the LLC Agreement.

8.          Binding Agreement.   Subject to the provisions of Section 11 below, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each such party’s respective heirs, devisees, executors, administrators, legal representatives, successors and permitted assigns.

9.          Amendment.   This Agreement shall not be amended, altered, or modified except by an instrument in writing duly executed by the parties hereto.

10.         No Waiver.   Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

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11.         Assignment.    This Agreement shall not be assigned by any party without the prior written consent of all of the parties hereto, and any purported assignment in contravention of the foregoing shall be null and void.

12.         Limitation on Benefits of this Agreement.    It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and that the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

13.         Entire Agreement.    This Agreement (including the Exhibits hereto), together with the LLC Agreement, constitutes the entire agreement between the parties hereto (or, with respect to rights under the LLC Agreement, the TFG Member and the NorthStar Member) with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. In addition, this Agreement supersedes and replaces to the fullest extent permitted by applicable law any right of contribution or subrogation with respect to the subject matter hereof that any party hereto may have at law or in equity, by statute or otherwise.

14.         Counterparts.    To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. The exchange of counterparts of this Agreement among the parties by means of facsimile transmission or by electronic email transmission (including via .pdf files) which shall contain authentic reproductions shall constitute a valid exchange of this Agreement and shall be binding upon the parties hereto. All counterparts shall collectively constitute a single agreement.

15.         Notices.   All notices, demands, requests, or other communications which may be or are required to be given, served, delivered, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (b) sent by nationally recognized overnight courier, (c) delivered by hand delivery (including delivery by nationally recognized courier), or (d) sent by emailed Adobe® portable document format (.pdf) document (with a copy contemporaneously delivered by one of the other permitted methods of delivery), addressed as follows:

If to TFG Guarantor:

c/o The Freshwater Group, Inc.
2020 West Rudasill Road
Tucson, Arizona 85704
Attention: David Freshwater
Email: david@thefreshwatergroup.com

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with a copy to:

Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, CA 90067
Attention: Kevin S. Kinigstein
Email: kkinigstein@coxcastle.com

If to NorthStar Reimbursement Party:

c/o NorthStar Realty Healthcare
2 Bethesda Metro Center, Suite 1300
Bethesda, Maryland 20814
Attention: Doug Bath
Email: dbath@nrfc.com

with a copy to:

NorthStar Realty Finance
399 Park Avenue
New York, New York 10022
Attention: Ronald J. Lieberman
Email: rlieberman@nrfc.com

and a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Harry R. Silvera, Esq.
Email: harry.silvera@friedfrank.com

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served, delivered or sent. Each notice, demand, request, or communication which shall be mailed, sent, delivered or transmitted in the manner described above shall be deemed, given, served or delivered at such time as it is received by the addressee upon presentation (or, if received on a day that is not a Business Day or after 5:00 p.m. on a Business Day, on the next succeeding Business Day) or at such times as delivery is attempted in the case of any change in address as to which notice was not given to the other party as required hereunder or in the case of a refusal to accept delivery.

16.         Governing Law.   This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. This choice of law is made pursuant to New York General Obligation Law § 5-1401.

17.         Choice of Forum.   Each party hereto hereby irrevocably and unconditionally (a) submits itself and its property, solely for the purposes of any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, the

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courts of the United States of America for the Southern District of New York, and appellate courts thereof (collectively, the “New York Courts”), (b) consents to the bringing of any such action or proceeding exclusively in a New York Court, and agrees not to plead or otherwise assert an inconvenient forum, (c) agrees to service upon it or him of any and all process in any such action or proceeding at the applicable address set forth in Section 15, (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law, and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto agree that any legal action or proceeding relating to this Agreement shall be brought in the New York Courts only; provided, that if any party breaches or seeks to resist any term, covenant or condition set forth in this Section 17 the other parties shall not be bound by the limitations of this sentence with respect to such party’s breaching or seeking to resist any term, covenant or condition of this Section 17.

18.         Exculpation.   No direct or indirect partner, shareholder, member, manager, owner, officer, director, trustee, agent, advisor, or employee in or of any party hereto (each, a “Nonrecourse Party”) shall be personally liable in any manner or to any extent under or in connection with this Agreement, no party shall sue or otherwise seek to enforce any personal obligation against any Nonrecourse Party in any action or proceeding to enforce any of the provisions of this Agreement, and no party shall have any recourse to any assets of a Nonrecourse Party under this Agreement. The limitation of liability provided in this Section 18 is in addition to, and not in limitation of, any limitation on liability applicable to a Nonrecourse Party provided by law or by this Agreement or any other contract, agreement or instrument.

19.         Payments.   All amounts due hereunder shall be paid in U.S. dollars, and if not paid when due shall, solely with respect to any amounts due as a result of NorthStar Reimbursement Party Sole Liability Acts under Section 1(c) above, bear interest at the Default Rate. The parties hereto acknowledge that the foregoing shall not apply with respect to TFG/NorthStar Proportionate Guaranty Amounts (for which the failure to pay is addressed in Section 5.02(c) of the LLC Agreement)..

20.         Attorneys’ Fees.   In the event of any litigation between the parties hereto to enforce or interpret any provision or right hereunder, the unsuccessful party to such litigation covenants and agrees to pay the successful party all costs and expenses reasonably incurred, including, without limitation, reasonable attorneys’ fees and disbursements, it being understood and agreed that the determination of the “successful party” shall be included in the matters which are the subject of such litigation.

21.         Waiver of Jury Trial.   EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO ANY OF THE FOREGOING, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE WITH RESPECT THERETO.

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22.         Termination.   This Agreement shall survive the removal of the TFG Member as the Administrative Member and the release of TFG Guarantor as a Guarantor (or provision to TFG Guarantor of a Release Indemnity), but solely with respect to events occurring during the period prior to the applicable Removal Date. This Agreement shall automatically terminate upon the repayment in full of the Loans, provided that NorthStar Reimbursement Party has performed all of its obligations hereunder and no amounts are due and owing hereunder by NorthStar Reimbursement Party in respect of any Guaranty Payments or any other amounts.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

TFG GUARANTOR:

DF GUARANTOR:

/s/ David J. Freshwater
David J. Freshwater, an individual

DF TRUST GUARANTOR:

THE DIANA AND DAVID FRESHWATER LIVING TRUST

/s/ David J. Freshwater
David J. Freshwater, Co-Trustee of The Diana And David Freshwater Living Trust

DB GUARANTOR:

/s/ David N. Barnes
David Barnes, an individual

DB TRUST GUARANTOR:

THE BARNES FAMILY REVOCABLE TRUST

/s/ David N. Barnes
David N. Barnes, Co-Trustee of The Barnes Family Revocable Trust

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NORTHSTAR REIMBURSEMENT PARTY:

NorthStar Healthcare Income Operating Partnership, LP, a Delaware limited partnership

By:	NorthStar Healthcare Income, Inc., a Maryland corporation, its general partner

	By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Chief Executive Officer

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